EXHIBIT 10.1

Omnibus Amendment No. 5 to Amended and Restated Receivables Purchase Agreement

and Amendment No. 3 to Amended and Restated Purchase and Contribution Agreement and Waiver Agreement

This OMNIBUS AMENDMENT NO. 5 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 3 TO AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT AND WAIVER AGREEMENT, dated as of April 16, 2009 (this “Amendment Agreement”), is made by and among ABITIBI-CONSOLIDATED U.S. FUNDING CORP. (the “Seller” or “Funding”), CITIBANK, N.A. (“Citibank”), as a Bank, CITIBANK, N.A., LONDON BRANCH, as operating agent (the “Agent”) for the Investors and the Banks, ABITIBI-CONSOLIDATED INC. (“ACI”) and ABITIBI CONSOLIDATED SALES CORPORATION (“ACSC”).

Preliminary Statements. (1) The Seller, Citibank, Eureka Securitisation, plc (“Eureka”), as an Investor, the Agent, ACI, in its capacity as Subservicer and an Originator, and ACSC, in its capacity as Servicer and an Originator, are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as amended, restated, supplemented and/or otherwise modified from time to time, the “RPA”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the RPA).

(2)       ACI and ACSC, as sellers, and Funding, as purchaser, are parties to that certain Amended and Restated Purchase and Contribution Agreement, dated as of January 31, 2008 (as amended, restated, supplemented and/or otherwise modified from time to time, the “PCA”).

(3)       In March 2008 Eureka assigned all Receivable Interests owned by it to Citibank and Eureka has not purchased any additional Receivable Interests since such assignment.

(4)       ACSC and the Parent have advised Funding and the Agent that they are considering the possibility of filing voluntary petitions with the Bankruptcy Court (as defined in the RPA (as amended hereby)) to initiate the Bankruptcy Case (as defined in the RPA (as amended hereby)).

(5)       ACI has advised Funding and the Agent that it is considering the possibility of filing a voluntary petition with the Canadian Bankruptcy Court (as defined in the RPA (as amended hereby)) to initiate the Canadian Bankruptcy Case (as defined in the RPA (as amended hereby)), as well as a proceeding under Chapter 11 or Chapter 15 of the Bankruptcy Code.

(6)       The taking of corporate action by ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case will constitute, and the failure of ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by ACI or ACSC of its inability to pay such debts, may constitute Servicer Defaults under clauses (iii) and (iv) of the definition thereof, and the occurrence of a Servicer Default will constitute an Event of Termination pursuant to Section 7.01(a) of the RPA (the “Servicer Event of Termination”).

(7)       The taking of corporate action by the Parent, ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case will constitute, and the failure of the Parent, ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by the Parent, ACI or ACSC of its inability to pay such debts, may constitute Events of Termination pursuant to Sections 7.01(e) and  7.01(g) of each of the RPA and the PCA (the foregoing, together with the Servicer Event of Termination, the “Bankruptcy Event of Termination”).

(8)       ACI and ACSC hereby request that Funding waive the Bankruptcy Event of Termination and agree that the taking of corporate action by ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case, and the failure of ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by ACI or ACSC of its inability to pay such debts, shall not result in the occurrence of the Facility Termination Date under the PCA.

(9)       The Seller, ACI and ACSC hereby request that the Agent (as agent for the Investor) and the Banks waive the Bankruptcy Event of Termination and agree that the taking of corporate action by ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case, and the failure of ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by ACI or ACSC of its inability to pay such debts, shall not result in the occurrence of the Commitment Termination Date and the Facility Termination Date under the RPA.

(10)     The Agent (as agent for the Investor), the Banks and Funding (as applicable) are willing to agree to the waivers described above, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.  Waivers. (a)    Upon the effectiveness of this Amendment Agreement in accordance with Section 5 hereof, Funding hereby waives the Bankruptcy Event of Termination and agrees that the taking of corporate action by the Parent, ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case, and the failure of the Parent, ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by the Parent, ACI or ACSC of its inability to pay such debts, shall not result in the occurrence of the Facility Termination Date under the PCA; provided, however, that (x) from and after the Petition Date and prior to the time at which the Bankruptcy Court enters the US Interim Order, Funding shall have no obligation to make Purchases from ACSC under the PCA and (y) from and after the Filing Date and prior to the time at which the Canadian Bankruptcy Court enters the Initial Order, Funding shall have no obligation to make Purchases from ACI under the PCA.

(b)       Upon the effectiveness of this Amendment Agreement in accordance with Section 5 hereof, but subject to Section 1(c) hereof, the Banks and the Agent (as agent for the Investor) hereby waive the Bankruptcy Event of Termination and agree that the taking of corporate action by the Parent, ACI or ACSC to authorize, and the commencement of, the Bankruptcy Case and the Canadian Bankruptcy Case, and the failure of the Parent, ACI or ACSC to pay certain debts that are otherwise stayed by the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, or the written admission by the Parent, ACI or ACSC of its inability to pay such debts, shall not result in the occurrence of the Commitment Termination Date or the Facility Termination Date under the RPA; provided, however, that from and after the earlier to occur of the Petition Date and the Filing Date and prior to the later of the time at which the Bankruptcy Court enters the US Interim Order and the time at which the Canadian Bankruptcy Court makes the Initial Order, (i) the Banks shall have no obligation to purchase Receivable Interests under the RPA and (ii) the Agent shall have no obligation to release collections pursuant to Section 5(a) of Waiver and Amendment No. 4 to RPA.

(c)       Notwithstanding any provision to the contrary contained herein, the waiver set forth in Section 1(b) hereof shall only be effective if the Bankruptcy Case and the Canadian Bankruptcy Case are commenced on or prior to April 20, 2009 (or such later date as may be agreed to in writing by the Agent). If the Bankruptcy Case or the Canadian Bankruptcy Case is commenced after such date, an unwaived Event of Termination shall exist under the RPA, as to which the Banks and the Agent may exercise all rights and remedies available to them under the RPA and the other Transaction Documents.

SECTION 2.   Amendments to the RPA. Effective as of the date hereof in accordance with Section 5 of this Amendment Agreement, the RPA is amended as follows:

(a)       Section 1.01 of the RPA is amended to add the following defined terms in the appropriate alphabetical order:

“Affiliated Debtor” means an Affiliate of an Originator which has commenced a case under the Bankruptcy Code or under the CCAA.

“Bankruptcy Case” means, collectively, the cases to be filed by (x) ACSC and the Parent under Chapter 11 of the Bankruptcy Code and (y) ACI under Chapter 15 of the Bankruptcy Code (or, at any time on or after the Petition Date, under Chapter 11 of the Bankruptcy Code), in each case with the Bankruptcy Court.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Canadian Bankruptcy Case” means the case to be filed by ACI under the CCAA with the Canadian Bankruptcy Court.

“Canadian Bankruptcy Court” means the Quebec Superior Court.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“Filing Date” means the date ACI commences the Canadian Bankruptcy Case in the Canadian Bankruptcy Court.

“Final Order” means the order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court approving the transactions contemplated by this Agreement, the Originator Purchase Agreement and the other Transaction Documents, in form and substance reasonably satisfactory to the Agent, which order is in effect and not stayed.

“Initial Order” means an order of the Canadian Bankruptcy Court issued by the Canadian Bankruptcy Court substantially in the form of Exhibit A-1 hereto with any changes to the Securitization Provisions that may be approved by the Agent in its reasonable discretion, approving, inter alia, the continued sale and servicing of Receivables under the Originator Purchase Agreement and the continued performance by ACI of its obligations under this Agreement and the other Transaction Documents.

“Motion to Appeal” means the Motion for Leave to Appeal from an Interlocutory Judgment and to Suspend Provisional Execution filed by certain creditors of ACI on April 9, 2009 before the Court of Appeal for the district of Montreal, province of Quebec, with respect to an order rendered March 13, 2009 by the Honourable Justice Clément Gascon, J.S.C.

“Petition Date” means the date ACSC commences its Bankruptcy Case in the Bankruptcy Court.

“Securitization Provisions” means paragraph 29 (in respect of the Securitization Program, as defined in the Initial Order, and sales of inventory by ACI to ACSC) and paragraphs 30 through 46 of the Initial Order and any other reference in the Initial Order to the receivables securitization program described in the Transaction Documents or to this Agreement, the Originator Purchase Agreement or the other Transaction Documents.

“US Interim Order” means the order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court with respect to the Bankruptcy Case substantially in the form of Exhibit A-2 hereto with any changes that may be approved by the Agent in its reasonable discretion, approving, inter alia, the transactions contemplated by this Agreement, the Originator Purchase Agreement and the other Transaction Documents.

(b)       The definition of “Eligible Receivable” set forth in Section 1.01 of the RPA is hereby amended by (i) deleting the “and” at the end of clause (xviii) thereof, (ii) deleting the “.” at the end of clause (xvix) thereof and substituting “; and” therefor and (iii) adding a new clause (xx) that reads as follows:

“(xx) which is not excluded from the Insurance Policy by virtue of the provisions of Section 8(6) of the Insurance Policy.”

(c)       Clause (v) of the definition of “Servicer Default” set forth in Section 1.01 of the RPA is hereby amended in its entirety to read as follows:

“(v)     There shall have occurred any event which may materially adversely affect the ability of the Servicer or the Subservicer to collect Pool Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents, other than the filing of the Bankruptcy Case and the Canadian Bankruptcy Case; or”

(d)       Section 4.01(e) of the RPA is hereby amended in its entirety to read as follows:

“(e)     Since December 31, 2008 there has been no material adverse change in the business, operations or financial condition of the Seller other than, upon the filing of the Bankruptcy Case and the Canadian Bankruptcy Case, (i) the commencement of the Bankruptcy Case and the Canadian Bankruptcy Case and (ii) the continuation of the circumstances giving rise to the filing thereof or which customarily occur as a result thereof.”

(e)       Section 4.01(f) of the RPA is hereby amended in its entirety to read as follows:

“(f)      Except for the Bankruptcy Case and the Canadian Bankruptcy Case and matters directly related thereto, there are no pending or, to the Seller’s knowledge, threatened actions, investigations or proceedings affecting the Seller before any court, governmental agency or arbitrator which may have a Material Adverse Effect.”

(f)        Section 4.02(e)(ii) of the RPA is hereby amended in its entirety to read as follows:

“(e)(ii) since December 31, 2007 there has been no material adverse change in the business, operations or financial condition of ACI and its Subsidiaries taken as a whole (except as publicly disclosed by the Parent, ACI or any of their Affiliates prior to April 16, 2009) other than, upon the filing of the Bankruptcy Case and the Canadian Bankruptcy Case, (i) the commencement of the Bankruptcy Case and the Canadian Bankruptcy Case and (ii) the continuation of the circumstances giving rise to the filing thereof or which customarily occur as a result thereof.”

(g)       Section 4.02(f) of the RPA is hereby amended in its entirety to read as follows:

“(f)      Except for the Bankruptcy Case and the Canadian Bankruptcy Case and matters directly related thereto and the Motion to Appeal, there are no pending or, to the Servicer’s knowledge, threatened actions, investigations or proceedings affecting the Servicer or any of its Affiliates before any court, governmental agency or arbitrator which may have a Material Adverse Effect.”

(h)       Section 6.02(g) of the RPA is hereby amended by adding new clauses (v) and (vi) that read as follows:

“(v)     Prior to 10:00 A.M. (New York City time) on the first Business Day of each calendar week, the Servicer shall deliver to the Agent a description of such week’s daily operating expenses, which description shall be in form and substance satisfactory to the Agent.

(vi)      To the extent that the Parent or any Originator is required to deliver to holder of any Debt incurred after the Petition

Date or the Filing Date a 13-week rolling forecast (or similar financial report), the Servicer shall concurrently deliver a copy of such rolling forecast (or similar report) to the Agent.”

(i)        Section 7.01(j) of the RPA is hereby amended in its entirety to read as follows:

“(j)      There shall have occurred any material adverse change (as determined by the Agent) in the collectibility of the Receivables Pool or the ability of ACI, any Originator, the Seller or the Servicer to collect Pool Receivables or otherwise perform its obligations under this Agreement and the other Transaction Documents, other than the filing of the Bankruptcy Case and the Canadian Bankruptcy Case; or”

(j)        Section 7.01 of the RPA is hereby amended by (i) adding the word “or” at the end of clause (s) thereof and (ii) adding the following new clauses after clause (s):

“(t)      The ratio (expressed as a percentage) computed as of each Reporting Date by dividing (i) the outstanding Capital as of such date by (ii) the Net Receivables Pool Balance on such date shall be greater than 80%, unless the Seller reduces the outstanding Capital on the Business Day immediately following such Reporting Date, bringing such recalculated ratio to less than or equal to 80%; or

(u)       The Insurance Policy shall, for any reason, be terminated or otherwise no longer be in full force and effect; or

(v)       The Bankruptcy Court fails to enter the US Interim Order within two Business Days following the Petition Date (or such later date as may be agreed in writing by the Agent) or the Canadian Bankruptcy Court fails to enter the Initial Order within two Business Days following the Filing Date (or such later date as may be agreed in writing by the Agent); or

(w)      The Bankruptcy Court fails to enter the Final Order within 30 days of the US Interim Order (or such later date as may be agreed to in writing by the Agent), or the US Interim Order, the Initial Order or the Final Order is reversed, vacated or stayed; or

(x)       An order with respect to the Bankruptcy Case shall be entered by the Bankruptcy Court (or any Originator shall file an application or motion for entry of an order) (i) appointing a trustee under Section 1104, (ii) appointing an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business under Section 1106(b) of the Bankruptcy Code, or (iii) dismissing or converting the Bankruptcy Case to a Chapter 7 case; or an order shall be entered by the Canadian Bankruptcy Court appointing a trustee in bankruptcy, a receiver, and interim receiver, a receiver and manager or an official with similar powers over ACI or its assets; or

(y)       Any Originator or Affiliated Debtor fails or neglects to comply with any provision of the US Interim Order (prior to entry of the Final Order), the Final Order (after entry of same) or the Securitization Provisions of the Initial Order, as applicable; or

(z)       (i) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Bankruptcy Case or an order shall be entered by the Canadian Bankruptcy Court confirming a plan of compromise or arrangement in the Canadian Bankruptcy Case which, in either case, does not (x) permit the Seller to repay in full in cash all Capital of all Receivable Interests and all other amounts owing hereunder and under the other Transaction Documents on the date of effectiveness of such plan and in each case in a manner satisfactory to the Agent on or before the effective date of such plan, (y) with respect to a plan of reorganization in the Bankruptcy Case, contain a provision for the payment in full in cash of all superpriority claims granted in favor of the Seller, the Agent, Citibank and Eureka pursuant to the Final Order and the US Interim Order, as applicable, and in each case in a manner satisfactory to the Agent on or before the effective date of such plan, and (z) provide for the continuation of the superpriority claims in favor of the Agent until such effective date; or (ii) any Originator or Affiliated Debtor (or any party with the support of any of the Originators or Affiliated Debtors) shall have filed a plan of reorganization that either violates or contains provisions that would prevent the realization of clause (i) of this subparagraph in the Bankruptcy Case or the Canadian Bankruptcy Case; or

(aa)     An order with respect to either the Bankruptcy Case or the Canadian Bankruptcy Case shall be entered by the Bankruptcy Court or the Canadian Bankruptcy Court, as applicable, or any appellate court (i) to revoke, reverse, stay, vacate or rescind any provision of the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order, (ii) to modify, supplement or amend any provision of the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order without the consent of the Agent, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any of the Originators, equal or superior to the priority of the Seller, the Agent, the Bank or the Investors pursuant to the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order, in each case, as applicable, or to permit any court ordered priority charge to have priority as to any of the Originators, equal or superior to the priority of the Seller, the Agent, the Bank or the Investors pursuant to the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order, in each case, as applicable, or (iv) to grant or permit the grant of an Adverse Claim on the Receivables; or

(bb)     Any provision of the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order, this Agreement or any other Transaction Document, in each case, as applicable, shall for any reason cease to be valid or binding or enforceable against any of the Originators, or any of the Originators shall so state in writing; or any of the Originators shall commence or join in any legal proceeding to contest in any manner that the US Interim Order (prior to the entry of the Final Order), the Final Order (after entry of same), the Securitization Provisions of the Initial Order, this Agreement or any other Transaction Document constitutes a valid and enforceable agreement or any of the Originators shall commence or join in any legal proceeding to assert that it has no further obligation or liability under the US Interim Order (prior to the entry of the Final Order), the Final Order (after entry of same), the Securitization Provisions of the Initial Order, this Agreement or any other Transaction Document; or

(cc)     Any of the Originators shall seek to, or shall support (whether by way of motion or other pleadings filed with the Bankruptcy Court or any other writing executed by any Originator or by oral argument) any other Person’s motion to, (1) disallow in whole or in part any of the obligations arising under this Agreement or any other Transaction Document, (2) challenge the validity and enforceability of the liens or security interests granted or confirmed herein or the claims granted in the US Interim Order (prior to the entry of the Final Order), the Final Order (after the entry of same) or the Securitization Provisions of the Initial Order, in each case, as applicable, in favor of the Agent or (3) challenge the validity, perfection or the true sale/contribution nature of the transfers of the Originator Receivables from the Originators to the Seller; or

(dd)     An order shall have been entered by the Bankruptcy Court or the Canadian Bankruptcy Court avoiding or requiring disgorgement by the Agent, the Investors or the Banks of any amounts received in respect of the Receivable Interests or otherwise; or

(ee)     If any Originator is enjoined, restrained or in any way prevented by court order (other than an order of the Bankruptcy Court or the Canadian Bankruptcy Case approved by the Agent) from continuing to conduct all or any material part of its business affairs; or

(ff)      The earlier of (i) 45 days following the earlier of the Petition Date and the Filing Date and (ii) the effective date of a debtor-in-possession financing facility for the Originators providing for the payment in full in cash of all Capital of all Receivable Interests and all other amounts owing hereunder and under the other Transaction Documents;”

SECTION 3.   Amendments to the PCA. Effective as of the date hereof in accordance with Section 5 of this Amendment Agreement,

(a)       The definition of “Eligible Receivable” set forth in Section 1.01 of the PCA is hereby amended by (i) deleting the “and” at the end of clause (xviii) thereof, (ii) deleting the “.” at the end of clause (xix) thereof and substituting “; and” therefor and (iii) adding a new clause (xx) that reads as follows:

“(xx) which is not excluded from the Insurance Policy by virtue of the provisions of Section 8(6) of the Insurance Policy.”

(b)       Section 4.01(g) of the PCA is hereby amended in its entirety to read as follows:

“(g)     Except for the Bankruptcy Case and the Canadian Bankruptcy Case and matters directly related thereto and the Motion to Appeal, there are no pending or, to such Seller’s knowledge, threatened actions, investigations or proceedings affecting such Seller before any court, governmental agency or arbitrator which may have a Material Adverse Effect.”

SECTION 4.   Amendment to Waiver and Amendment No. 4 to RPA. Effective as of the date hereof in accordance with Section 5 of this Amendment Agreement, Section 5(a) of Waiver and Amendment No. 4 to the RPA is amended to (i) delete the last three provisos at the end of the second sentence thereof and (ii) add the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, the Servicer may in a daily request for release of Collections for the purpose of financing daily operating expenses, request amounts necessary to fund daily operating expenses for such day and the next two Business Days, provided, (i) such request may only be made once and (ii) that the Agent may not, in its discretion, honor such request if the release of such Collections would result in the ratio (expressed as a percentage) computed on such day by dividing (x) the outstanding Capital as of such date by (y) the Net Receivables Pool Balance on such date being greater than 75%.”

In addition, it is as agreed that the filing of the Motion to Appeal does not constitute a “Cash Release Trigger Event” (as such term is defined in Section 5(a) of Waiver and Amendment No. 4 to the RPA); provided, however, for the avoidance of doubt, it is understood and agreed that any relief that may be granted to the petitioning creditors in connection with such Motion to Appeal may constitute an Event of Termination if such relief is of the type described in clause (iii) of Section 1(a) of Waiver and Amendment No. 4 to the RPA.

SECTION 5.   Effectiveness. This Amendment Agreement shall become effective as of the date hereof at such time as (a) executed counterparts of this Amendment Agreement have been delivered by each party hereto to the other parties hereto and (b) the Agent shall have received an executed counterpart of the Confirmation of Undertakings, in the form attached hereto.

SECTION 6.   Fees. Funding hereby agrees that the fees set forth in the Structuring Fee Letter (as defined in Waiver and Amendment No. 4 to RPA) shall be due and payable on the dates set forth therein, notwithstanding (and without giving effect to) the waivers of the Bankruptcy Event of Termination set forth in this Amendment Agreement.

SECTION 7.	Representations and Warranties.

(a)       Each of the Seller and the Servicer represents and warrants that each of the representations and warranties contained in Section 4.01 and Section 4.02, respectively, of the RPA (after giving effect to this Amendment Agreement) are correct in all material respects on and as of the date of this Amendment Agreement as though made on and as of such date.

(b)       Each of ACI and ACSC represents and warrants as to itself that each of its representations and warranties contained in Section 4.01 of the PCA (after giving effect to this Amendment Agreement) are correct in all material respects on and as of the date of this Amendment Agreement as though made on and as of such date.

SECTION 8.   Confirmation of Agreements. Each reference in the RPA and the PCA (each an “Agreement”) to “this Agreement” or “the Agreement” shall mean such Agreement as amended by this Amendment Agreement, and as hereafter amended or restated. Except as herein expressly amended, each Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, this Amendment Agreement shall not be deemed to be a waiver of any Event of Termination, Incipient Event of Termination, Servicer Default or Insurance Policy Event which may now or hereafter exist under either Agreement. Nothing herein shall prejudice the rights of Agent, the Investors or the Banks to exercise any rights, remedies, powers, claims or causes of action now or hereafter available under the RPA or any other Transaction Document as a result of any past, present or future Event of Termination, Incipient Event of Termination, Servicer

Default or Insurance Policy Event. Each of the Agent and the Banks hereby reserve all of their respective rights, remedies, powers, claims and causes of action under the RPA and under applicable law, all of which rights, remedies, powers, claims and causes of action are cumulative to such party.

SECTION 9.   Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto.

SECTION 10.   GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 11.   Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 12.   Execution by ACI. This Amendment Agreement shall be considered to be executed and delivered by ACI at a location in the United States of America and once an authorized director or officer of ACI resident in the United States of America has executed the same.

SECTION 13.   Language. This Amendment Agreement and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ABITIBI-CONSOLIDATED U.S. FUNDING CORP., as Seller
By:	/s/ Allen Dea
Title: Treasurer Name: Allen Dea

By:	/s/ Jacques P. Vachon
Title: Secretary Name: Jacques P. Vachon

ABITIBI-CONSOLIDATED INC., as Subservicer and an Originator
By:	/s/ Allen Dea
Title: VP & Secretary Name: Allen Dea

By:	/s/ Jacques P. Vachon
Title: Senior VP, Corporate Affairs CCO, ASi Name: Jacques P. Vachon

ABITIBI CONSOLIDATED SALES CORPORATION, as Servicer and an Originator
By:	/s/ Allen Dea
Title: Assistant Treasurer Name: Allen Dea

By:	/s/ Jacques P. Vachon
Title: Secretary Name: Jacques P. Vachon

CITIBANK, N.A., London Branch, as Agent
By:	/s/ Steffen Lund
Title: Vice President Name: Steffen Lund

CITIBANK, N.A., as a Bank
By:	/s/ Steffen Lunde
Title: Vice President Name: Steffen Lunde

CONFIRMATION OF UNDERTAKINGS

April 16, 2009

The undersigned, as undertaking party under (a) the Undertaking Agreement (Originator), dated as of October 27, 2005 in favor of Abitibi-Consolidated U.S. Funding Corp. (as heretofore amended, the “Undertaking (Originator)”) and assigned to Citicorp North America, Inc., as Agent (the “Agent”) and (b) the Undertaking Agreement (Servicer) dated as of October 27, 2005 in favor of the Agent and certain investors and banks (as heretofore amended, the “Undertaking (Servicer)”), and together with the Undertaking (Originator), the “Undertakings”), hereby consents to the Amendment No. 5 to Amended and Restated Receivables Purchase Agreement and Waiver Agreement, dated as of April 16, 2009 (the “Amendment”), and hereby confirms and agrees that, notwithstanding the effectiveness of such Amendment, each of the Undertakings heretofore executed and delivered by it is, and shall continue to be, in full force and effect and shall apply to the Agreements (as defined below) as amended by the Amendments, and each of the Undertakings is hereby ratified and confirmed. As used herein, “Agreements” means the Receivables Purchase Agreement and the Purchase and Contribution Agreement referred to in the Preliminary Statements of the Undertakings.

ABITIBI-CONSOLIDATED INC.
By:	/s/ Allen Dea
Name: Allen Dea Title: VP & Secretary